UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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TAITRON COMPONENTS INCORPORATED

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TAITRON COMPONENTS INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2003

TO THE SHAREHOLDERS OF TAITRON COMPONENTS INCORPORATED:

You are cordially invited to attend the Annual Meeting of Shareholders of Taitron Components Incorporated, a California corporation (the “Company”), to be held on Friday, May 16, 2003, at 2:00 p.m. Pacific time, at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355.

At the Annual Meeting, shareholders will be asked to consider and act upon the following matters:

1.	To elect five directors for a term of one year and until their successors are elected;

2.	To ratify the selection of Haskell & White LLP as our independent auditors for 2003; and

3.	To transact other business properly presented at the meeting or any adjournment(s) thereof.

The Board of Directors has fixed April 21, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

/s/ Stewart Wang

Stewart Wang

CEO, President and CFO

April 22, 2003

28040 West Harrison Parkway

Valencia, California 91355

(661) 257-6060

TAITRON COMPONENTS INCORPORATED

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Taitron Components Incorporated, a California corporation (the “Company”), for use at the Annual Meeting of Shareholders, to be held on Friday, May 16, 2003, at 2:00 p.m. Pacific time, at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

The Company’s Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2002, accompanies but does not constitute part of this Proxy Statement.

The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgement of the persons acting under said proxies.

The Company’s principal executive offices are located at 28040 West Harrison Parkway, Valencia, CA 91355. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 28, 2003.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on April 21, 2003, has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) of the Annual Meeting. As of the record date, the Company had outstanding 4,886,571 shares of Class A common stock, par value $.001 per share, (the “Class A Common Stock”), and 762,612 shares of Class B common stock, par value $.001 per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”). The Class A Common Stock and the Class B Common Stock are the only outstanding voting securities of the Company. As of the record date, the Company had approximately 100 Shareholders of record. The Company believes that there are approximately 1,000 beneficial holders of its Class A Common Stock.

A holder of Class A Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. A holder of Class B Common Stock is entitled to cast 10 (ten) votes for each share held on the record date on all matters to be considered at the Annual Meeting.

The five nominees for election as Directors who receive the highest number of votes will be elected. If a shareholder requests cumulative voting before commencement of the election (and if the candidates’ names have been placed in nomination prior to that time), then any shareholder may distribute among as many candidates as desired a number of votes equal to the number of directors to be elected multiplied by the number of shares held. However, if cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares in their discretion among all or any of the candidates named herein. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy.

Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

PROPOSAL No. 1—ELECTION OF DIRECTORS

In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one-year term. The Board of Directors is currently set at five members, and there currently exist no vacancies. At the 2003 Annual Meeting, each director will be elected for a term expiring at the 2004 Annual Meeting. The Board of Directors proposes the election of the nominees named below.

Unless marked otherwise, Proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the Proxies may be voted for a substitute nominee, designated by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

Tzu Sheng (Johnson) Ku

Stewart Wang

Richard Chiang

Craig Miller

Felix M. Sung

If elected, the nominees are expected to serve until the 2004 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

Information with Respect to Each Director Nominee and Executive Officers.

The following table sets forth certain information with respect to each nominee and executive officer of the Company as of March 31, 2003.

Name	Age	Position

Tzu Sheng (Johnson) Ku	54	Chairman of the Board and Director Nominee

Stewart Wang	53	President, Chief Executive Officer, Chief Financial Officer, Director and Director Nominee

Richard Chiang	46	Director and Director Nominee

Craig Miller	49	Director and Director Nominee

Felix M. Sung	53	Director and Director Nominee

David H. Vanderhorst	38	Controller and Corporate Secretary

All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

Tzu Sheng (“Johnson”) Ku, a co-founder of the Company, has been the Chairman of the Company since it was founded in 1989. Mr. Ku is Chairman of both Johnson Premium Hardwood Flooring and Americana Floors Incorporated, both located in Los Angeles, California. Johnson Premium Hardwood Flooring is a manufacturer of pre-finished solid wood floors and Americana Floors Incorporated is an importer, wholesaler and retailer of name brand hard wood floors.

Stewart Wang, a co-founder of the Company, has served as the Chief Executive Officer and President and a Director of the Company since its organization in 1989. Prior to founding the Company, Mr. Wang attended Pepperdine University, where he received his Masters of Business Administration degree in 1989. From 1985 to 1986, Mr. Wang was employed by Diodes Incorporated, a manufacturer and reseller of discrete rectifiers located in Southern California, as Purchasing and MIS Manager and later as Chief Operating Officer and President from 1986 to 1987. Prior thereto, from 1983 to 1985, Mr. Wang was Sales Manager for Rectron Limited, a rectifier manufacturer in Taiwan.

In addition, since November 2002, Mr. Wang is currently serving as the Chief Financial Officer until the Annual Board Meeting to be held in May 2003. During this meeting, the board will consider hiring a Chief Financial Officer, if needed, under the current market conditions.

Richard Chiang has been a Director of the Company since it was founded in 1989. Since 1986, Mr. Chiang has been the Chairman of Princeton Technology Corporation, which is a fabless integrated circuit design company. Also, Mr. Chiang is Chairman of Triton Management Corporation, which is a venture capital fund management company managing in excess of $80 million. Since 1996, Mr. Chiang also served as Chairman of Proware Technology Corporation, which is a networking storage subsystem business company, Chairman of ARCHIC Technology Corporation, which is a RF Analog IC design company and Chairman of Unifosa Corp, a DRAM memory module manufacture. Mr. Chiang also serves as a Director of both Alliance Venture Capital Corporation and Triton Venture Capital Corp, which is a venture capital firm located in Taipei, Taiwan. Also, Mr. Chiang serves as a Director of both DataFab, Inc., which is a leading Flash Memory Card Reader company in Taiwan and FiberCom, which is a Fiber Optic Passive Components manufacturer in Taiwan.

Craig Miller became a director of the Company in May 2000. Since 1998, Mr. Miller has been a director of Mosaic Capital, LLC, an investment-banking firm located in Sherman Oaks, California. Prior thereto, Mr. Miller served as Regional Vice President with Comerica Bank since 1994. From 1987 to 1994, Mr. Miller served as Executive Vice President and Chief Financial Officer of Told Corporation, an industrial real estate development firm. He started his career with Union Bank in 1976 as a management trainee and left in 1987 as Senior Vice President.

Felix M. Sung became a director of the Company in February 1995. Mr. Sung is the Managing Director and former Vice President of Tai North Company, a company engaged in exporting electronics, plastic parts and finished products to the United States and various European countries.

David H. Vanderhorst joined the Company in July 1999 as its Controller. In addition, since November 2002, Mr. Vanderhorst has been serving as Corporate Secretary. Prior thereto, from 1991 to 1998, Mr. Vanderhorst served as Controller and Chief Financial Officer for various companies. From 1987 to 1991, the national accounting firm of Kenneth Leventhal & Company, now a division of Ernst & Young, LLP, employed Mr. Vanderhorst. Mr. Vanderhorst is a Certified Public Accountant, receiving his professional certification in 1991.

During 2002, the Board of Directors met once. Each director attended one hundred percent of the Board of Directors meetings and the meetings of Board committees on which he served.

Committees of the Board

Audit Committee—The Board of Directors has established an Audit Committee that reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s independent auditors, the fees and all non-audit services of the independent auditors, and the independent auditor’s opinion and management comment letter (if any) and management’s response thereto. The Audit Committee met once during the year. Members of the Audit Committee are Mr. Miller, Mr. Chiang and Mr. Sung.

Compensation Committee—The Board of Directors has established a Compensation Committee. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees, including administration of the Company’s Stock Incentive Plan. The Compensation Committee met once during the year. Members of the Compensation Committee are Mr. Chiang, Mr. Miller and Mr. Sung.

Nominating Committee—The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

PROPOSAL No. 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Haskell & White LLP as our independent auditors for 2003, subject to ratification by our shareholders.

Grant Thornton LLP was previously the independent auditors of the Company for the fiscal years ended December 31, 1999, 2000 and 2001. On December 27, 2002, the Company dismissed Grant Thornton LLP and engaged Haskell & White LLP as independent auditors for the year ending December 31, 2002. The decision to change auditors was approved by the Audit Committee and the Board of Directors. Representatives of Haskell & White LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

During the fiscal years ended December 31, 2001 and 2000, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference to the matter of such disagreement in connection with their accountant’s reports. The accountant’s report for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

Shareholder ratification of the selection of Haskell & White LLP as our independent auditors is not required. However, the Board of Directors is submitting the selection of Haskell & White LLP to the shareholders in order to determine whether the shareholders generally approve of the change. If the shareholders fail to ratify the selection of Haskell & White LLP, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm.

Unless marked otherwise, Proxies received will be voted FOR the ratification of the selection of Haskell & White LLP as independent auditors for 2003.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

MANAGEMENT SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below:

Name and Principal Position	Annual Compensation			Long Term Compensation Stock Option Awards (1)	All Other Compensation (2)
	Year	Salary	Bonus
Stewart Wang, CEO	2002 2001 2000	$171.383 $181,999 $185,911	$— $— $—	15,000 27,500 20,000	$18,200 $18,269 $ 5,022

(1)	All numbers reflect number of shares of Class A Common Stock subject to options granted during the year.
(2)	The amount mostly consists of automobile allowances and accrued vacation.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to grants of options (“Options”) to purchase Class A Common Stock under the Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2002.

	Number of Securities Underlying Options Granted (#)	% Of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term (2)
Name					5%	10%

Stewart Wang, CEO	15,000	17.38%	$1.30	5/10/2012	$31,765	$50,580

(1)	The exercise price was market value of the Class A Common Stock on the date of grant.
(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Class A Common Stock and overall stock market conditions.

OPTION EXERCISES AND FISCAL YEAR END VALUE

The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of Class A Common Stock.

Aggregated Option Exercises During Fiscal 2002 and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Opt ions at December 31, 2002(#)		Value of Unexercised In the Money Options At December 31, 2002 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stewart Wang, CEO	—	—	147,000	40,000	$—	$—

(1)	Represents the difference between the last reported sale price of $1.34 for the Class A Common Stock on December 31, 2002, and the exercise price of the option multiplied by the applicable number of shares.

Compensation of Directors

Non-employee directors receive $1,500 for attending the Annual Board of Directors meeting. The Company pays all out-of-pocket fees associated with the Directors’ attendance. In addition, members of the Compensation Committee receive an annual grant of 5,000 non-statutory stock options under the Company’s 1995 Stock Incentive Plan (the “1995 Plan”), exercisable at the fair market value of the Company’s Class A Common Stock on the date of grant, and which vest 1/3 upon each anniversary thereafter.

Employment Contract

Mr. Wang’s employment agreement expired December 31, 1997. As of the date of this Report, the Company and Mr. Wang have not entered into a new agreement and they do not anticipate doing so. Mr. Wang and the other executive officers are appointed by and serve at the discretion of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, the Compensation Committee of our Board of Directors consisted of Craig Miller, Richard Chiang, and Felix Sung. None of these individuals was an officer or employee of the Company at any time during fiscal 2002. During fiscal 2002, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has the responsibility to determine and administer the Company’s executive compensation programs and make appropriate recommendations concerning matters of executive compensation. Set forth below are the principal factors underlying the Committee’s philosophy used in setting compensation for fiscal 2002.

Compensation Philosophy.    At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant portion of potential compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to the enhancement of profitability and shareholder value.

The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s executive officers. In implementing the Company’s executive compensation objectives, the Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

The Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company’s industry. To that end, the Committee reviews proxy data and other compensation data relating to companies within the Company’s industry. In addition, from time to time, the Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.

Base Salary.    The base salary of the executive officers represents the fixed component of their compensation program. The Company’s philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at levels the Committee believes to be near the industry average. Periodic increases in base salary relate to individual contributions to the Company’s performance.

Annual Incentive Compensation.    The Company’s executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings. While performance against financial objectives is the primary measurement for executive officers’ annual incentive compensation, non-financial performance also affects pay. The Committee considers such corporate performance measures as net income, basic earnings per common share, return on average common shareholders’ equity, sales growth and expense management in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

Stock Options.    The Committee strongly believes that the Company’s compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Class A Common Stock price increases. By this approach, the best interests of shareholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Class A Common Stock of the Company at a specified price in the future. The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Committees compensation strategy and business needs of the Company by achieving increased value for shareholders and retaining key employees.

The Company recommended to the Board of Directors the granting of 24,500 options to executive officers to purchase the company’s Class A Common Stock during the 2002 fiscal year. In approving grants and awards under the Plan, the quantitative and qualitative factors and industry comparisons outlined above were considered. The number of options previously awarded to and held by executive officers was an important factor in determining the size of current option grants.

Other Employment Benefits.    The Company provides a cafeteria plan to cover health and welfare benefits to executives and all employees similar to those provided by similar companies in the Company’s industry. The Company also provides a 401(k) plan in which all employees are eligible.

Chief Executive Officer Compensation.    With respect to Mr. Wang, the Company’s Chief Executive Officer, the Compensation Committee established an annual base salary of $182,000 for him. In determining the appropriate compensation figure for Mr. Wang, the Compensation Committee considered a variety of factors, including a comparison of Mr. Wang’s compensation at his level of experience with the executive compensation paid in similar industry groups to executives with comparable levels of experience.

COMPENSATION COMMITTEE

Craig Miller

Richard Chiang

Felix Sung

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of The National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented. The Audit Committee has adopted, and our Board of Directors approved, a charter outlining the practices it follows; a copy of the charter is attached as Appendix I to the 2001 Proxy Statement.

During the year 2002, the Audit Committee met one time with the senior members of the Company’s financial management team. During the meeting, management reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, the Audit Committee discussed written disclosures from the independent auditors discussing matters required by SAS 61 (Codification of Statement on Auditing Standards, AU Section 380) and Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audit.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Craig Miller

Richard Chiang

Felix Sung

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

AUDIT FEES AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by Grant Thornton LLP and Haskell & White LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2002, and December 31, 2001, and fees billed for other services rendered by Grant Thornton LLP, Haskell & White LLP and Beckman, Kirkland & Whitney during those periods: Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

	Fiscal Year Ended December 31,
	2001	2002
Audit fees:(1)	$45,300	$45,100
Audit related fees:(2)	18,400	29,100
Tax fees:(3)	10,900	10,300
All other fees:(4)	—	5,700
Total	$74,600	$90,200

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of work performed in reviewing the quarterly financial statements.

(3)	Tax fees related to Beckman, Kirkland & Whitney preparing federal and multi-state tax returns.

(4)	All other fees in 2002 consisted principally of services provided in connection with the change of auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

STOCK PERFORMANCE GRAPH

The following performance table compares the five-year cumulative total return for (i) the Company’s Class A Common Stock, (ii) the NASDAQ US Companies index, (iii) the Peer Group of companies. For each group an initial investment of $100 is assumed on December 31, 1997. The Company’s fiscal year end is December 31 of each year. The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Class A Common Stock during the time frame set forth below:

The data points depicted on the graph are as follows:

Date	The Company	Peer Group (1)	NASDAQ US Companies
December 31, 1997	$100.00	$100.00	$100.00
December 31, 1998	$56.73	$68.89	$140.28
December 31, 1999	$68.00	$78.06	$260.70
December 31, 2000	$90.91	$119.92	$158.31
December 31, 2001	$56.36	$92.42	$124.65
December 31, 2002	$48.73	$40.96	$85.21

(1)	The Peer Group consists of the following electronic and industrial distribution companies:

All American Semiconductor, Inc.	Jaco Electronics, Inc.
Arrow Electronics, Inc.	Reptron Electronics, Inc.
Avnet, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2002, the Company had purchases of approximately $64,000 from a company controlled by Mr. Chiang, a director of the Company. All of these sales were of electronic component products carried by the Company in inventory and the Company considers these sales to be in the normal course of business and on an arm’s length basis. The Company has entered into a distributor agreement with the affiliated company, and accordingly, the Company expects that such sales may continue in the future.

During the year ended December 31, 2002, the Company purchased printing and related services of approximately $13,000 from a company in which Mr. Ku and Mr. Wang serve as directors. All of these purchases were for printing of the Company’s public reports and other materials that the Company considers to be in the normal course of business and on an arm’s length basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2003, certain information regarding the ownership of the Company’s Common Stock by (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, and (iv) all of the Company’s Named Executive Officers and directors as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock owned by such person. As of March 31, 2003, the Company had issued and outstanding 4,897,071 shares of Class A Common Stock and 762,612 shares of Class B Common Stock.

	Class A Common Stock (1)			Class B Common Stock (1)		% Of Vote of all Classes Of Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares		% Of Class	Number of Shares	% Of Class
Stewart Wang	933,145	(2)	19.06%	762,612	100%	62.26	%(3)
Tzu Sheng Ku	898,862	(4)	18.36%			7.18%
FMR Corporation 82 Devonshire Street Boston, MA 02109	487,700	(7)	9.96%			3.89%
Richard Chiang	54,694	(5)	1.12%			*
Craig Miller	6,000	(8)	*			*
Felix Sung	56,727	(5)	1.16%			*
David Vanderhorst	12,500	(9)	*			*
All directors and executive officers as a group (6 persons)	1,961,928	(6)	40.06%	762,612	100%	70.47	%(3)

*	Less than 1.0%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.
(2)	Includes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang, 2,700 shares of Class A Common Stock owned by Mr. Wang’s wife and 167,833 shares of Class A Common Stock underlying options that are or will within 60 days of the date hereof, be exercisable.
(3)	Excludes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang.
(4)	Includes 81,962 shares of Class A Common Stock owned by Mr. Ku’s wife and 133,635 shares of Class A Common Stock owned by Mr. Ku’s three minor children as to which Mr. Ku exercises sole voting control and includes 30,000 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.
(5)	Includes 30,000 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.
(6)	Includes the shares of Class A Common Stock referred to in footnotes (2), (4) and (5) above.
(7)	FMR Corporation filed a Form 13G/A on February 14, 2002, claiming beneficial ownership of 487,700 shares of Class A Common Stock.
(8)	Includes 5,000 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.
(9)	Includes 12,500 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Section 16(a) forms were required and filed by such persons, the Company believes that, during the year ended December 31, 2002, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were in compliance.

PROPOSALS OF SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 26, 2003.

OTHER MATTERS

The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

EXPENSES

The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report for the year ended December 31, 2002, is being mailed to shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

REPORT ON FORM 10-K

THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO: TAITRON COMPONENTS INCORPORATED, ATTENTION: CHIEF FINANCIAL OFFICER, 28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355

ANNUAL MEETING OF SHAREHOLDERS OF

TAITRON COMPONENTS INCORPORATED

May 16, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach and mail in the envelope provided    ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.    ELECTION OF DIRECTORS, as provided in the Company’s Proxy Statement:

☐  FOR ALL NOMINEES

☐  WITHHOLD AUTHORITY FOR ALL NOMINEES

☐  FOR ALL EXCEPT (See instructions below)

NOMINEES

☐  Tzu Sheng (Johnson) Ku

☐  Stewart Wang

☐  Richard Chiang

☐  Craig Miller

☐  Felix M. Sung

INSTRUCTION:  To withhold authority to vote for all individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee to you wish to withhold, as shown here:  ■

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of Haskell & White LLP as the Company’s auditors for 2003.	☐	☐	☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TAITRON COMPONENTS INCORPORATED

The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote with their best judgment.

This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy “FOR” Proposals 1 and 2, and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated April 22, 2003 relating to the Meeting.

Please check here if you plan to attend the meeting    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Shareholder                                                                       Date:                               Signature of Shareholder                                                            Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAITRON COMPONENTS INCORPORATED

Proxy for Annual Meeting of Shareholders

The undersigned, a Shareholder of TAITRON COMPONENTS INCORPORATED, a California corporation (the “Company”), hereby appoints STEWART WANG and David Vanderhorst, or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 16, 2003 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)